UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Loan Facilities

On December 1, 2021 (the “Closing Date”), CDW LLC, an Illinois limited liability company (“CDW”) entered into a new five-year $1,420.0 million senior unsecured term loan facility (the “Term Loan Facility”). The terms of the Term Loan Facility are set forth in the Credit Agreement, dated as of December 1, 2021, by and among CDW, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto (the “New Term Loan Agreement”). The New Term Loan Agreement replaces CDW’s existing senior secured term loan agreement, the Amended and Restated Term Loan Credit Agreement, dated as of April 17, 2016, by and among CDW, the other parties thereto from time to time as guarantors, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent (as amended, modified or supplemented from time to time, the “Prior Term Loan Agreement”).

Also on the Closing Date, CDW entered into a new five-year $1,600.0 million senior unsecured revolving loan facility (the “Revolving Loan Facility” and together with the Term Loan Facility, the “Senior Loan Facilities”). The terms of the Revolving Loan Facility are set forth in the Revolving Credit Agreement, dated as of December 1, 2021, by and among CDW, CDW Finance Holdings Limited (the “UK Borrower”), the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto (the “New Revolving Loan Agreement”). The New Revolving Loan Agreement replaces CDW’s existing senior secured revolving loan agreement, the Third Amended and Restated Revolving Loan Credit Agreement, dated as of March 26, 2021, by and among CDW, the UK Borrower, the other parties thereto from time to time as a borrower or guarantor, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties from time to time party thereto (as amended, modified or supplemented from time to time, the “Prior Revolving Loan Agreement” and, together with the Prior Term Loan Agreement, the “Prior Facility Agreements”).

The Revolving Loan Facility consists of: (a) a U.S. Dollar tranche available to CDW only in U.S. Dollars and (b) a multicurrency tranche (the “Multicurrency Tranche”; and the loans thereunder, the “Multicurrency Loans”) available to CDW and the UK Borrower in U.S. Dollars, Euros and Sterling. Borrowings (as defined in the New Revolving Loan Agreement) by the UK Borrower are subject to a sub-cap of $250.0 million of Multicurrency Loans, which amount may be increased by up to $50.0 million in connection with a revolving commitment increase (as defined in the New Revolving Loan Agreement).

Borrowings (as defined in the New Term Loan Agreement and the New Revolving Loan Agreement, as applicable) under the Senior Loan Facilities denominated in U.S. Dollars bear interest at either (a) the alternate base rate (“ABR”) plus a margin or (b) LIBOR plus a margin; provided that for the purposes of the Senior Loan Facilities, LIBOR shall not be less than 0.00% per annum at any time. The margin for all Borrowings is based upon CDW’s senior unsecured rating. Applicable margins under the Senior Loan Facilities range (i) for ABR borrowings, from 0.00% to 0.750% and (ii) for LIBOR borrowings, from 1.00% to 1.750%.

Each Senior Loan Facility matures in 2026. Commencing with the fiscal quarter ending March 31, 2022, the loans under the Term Loan Facility amortize in equal quarterly installments payable at the end of the applicable calendar quarter at (i) a per annum rate of 2.5% of the aggregate principal amount of the Term Loan Facility for the first four fiscal quarters and (ii) a per annum rate of 5.0% of the aggregate principal amount of the Term Loan Facility for the each quarter thereafter. The Revolving Loan Facility has no amortization.

The Senior Loan Facilities contain a maximum total net leverage ratio (as defined in the New Term Loan Agreement or the New Revolving Loan Agreement, as applicable) covenant set at 4.50:1.00, with one step down to 4.00:1.00 from and after the fifth fiscal quarter ending after the Closing Date; provided that to the extent that CDW has maintained a total net leverage less than or equal to 4.00:1.00 for two consecutive quarters prior to a qualified acquisition (as defined in the New Term Loan Agreement or the New Revolving Loan Agreement, as applicable), following the consummation of such a qualified acquisition after December 31, 2022, the Borrower may elect to increase the total net leverage ratio to 4.50:1:00 for the next 4 consecutive fiscal quarters (including the quarter in which such qualified acquisition was consummated). Such step ups in connection with qualified acquisitions are limited to twice per the term of the respective Senior Loan Facility.

The foregoing summaries of the Term Loan Facility and New Term Loan Agreement, on the one hand, and the Revolving Loan Facility and New Revolving Loan Agreement, on the other hand, do not purport to be complete and are qualified in their entirety by reference to the full text of the New Term Loan Agreement and the New Revolving Loan Agreement, respectively. The New Term Loan Agreement and the New Revolving Loan Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Prior Facility Agreements is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the previously announced Purchase and Sale Agreement, dated as of October 15, 2021 (the “Purchase Agreement”), by and between CDW and Sirius Computer Solutions Holdco, LP, a Delaware limited partnership (“Seller”), CDW purchased from Seller (the “Acquisition”) all of the issued and outstanding equity interests in Granite Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Seller (“Granite”) for $2,500,000,000 in cash, subject to certain adjustments as set forth in the Purchase Agreement. Granite is the indirect parent of Sirius Computer Solutions, Inc. (“Sirius”). Sirius is a leading provider of secure, mission-critical technology-based solutions and is one of the largest IT solutions integrators in the United States, leveraging its services-led approach, broad portfolio of hybrid infrastructure solutions, and deep technical expertise of its 2,600 coworkers to support corporate and public customers.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by CDW Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2021 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference insofar as it relates to the creation of a direct financial obligation.

Item 7.01	Regulation FD Disclosure.

On December 2, 2021, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of October 15, 2021, by and between Sirius Computer Solutions Holdco, LP and CDW LLC (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 18, 2021).*

10.1	Credit Agreement, dated as of December 1, 2021, by and among CDW LLC, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto.*

10.2	Revolving Credit Agreement, dated as of December 1, 2021, by and among CDW LLC, CDW Finance Holdings Limited, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents party thereto.*

99.1	Press Release issued by CDW Corporation on December 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CDW Corporation will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: December 2, 2021	By:	/s/ Albert J. Miralles
Albert J. Miralles
Senior Vice President and Chief Financial Officer

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